Exhibit 3.1

EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

MEMORANDUM & ARTICLES OF ASSOCIATION

OF

BEHNEH LIMITED

Auth Code: E77486042328 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

BEHNEH LIMITED

1.	The name of the company is BEHNEH LIMITED (the “Company”).

2.	The registered office of the Company shall be at the offices of Quality Corporate Services Ltd., Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town Grand Cayman, KY1-9006 Cayman Islands, or at such other place as the directors of the Company may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by section 7(4) of the Companies Act (Revised) of the Cayman Islands or any other law of the Cayman Islands.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by section 27(2) of the Companies Act (Revised).

5.	The liability of each member of the Company is limited to the amount, if any, unpaid on the ordinary shares held by such member.

6.	The share capital of the Company is USD50,000 divided into 500,000,000 ordinary shares of a nominal or par value of USD0.0001 each. Subject to the provisions of the Companies Act and the articles of association of the Company, the Company shall have the power to redeem or purchase any of its ordinary shares and to increase, reduce, sub-divide or consolidate the share capital and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

7.	If the Company is registered as an exempted company in accordance with Part VII of the Companies Act (Revised), the Company will comply with the provisions of such law relating to exempted companies and, subject to the provisions of the Companies Act and the articles of association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Auth Code: E77486042328 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

The undersigned, whose name and address are set out below, wishes the Company to be incorporated as a company in the Cayman Islands in accordance with this Memorandum of Association, and agrees to take the number of Shares in the capital of the Company as set out opposite the undersigned’s name.

NAME AND ADDRESS	NUMBER AND CLASS OF SHARES TAKEN BY
OF SUBSCRIBER	SUBSCRIBER

Quality Corporate Services Ltd.	1 Ordinary
Suite 102, Cannon Place,
P.O. Box 712,
North Sound Rd.,
George Town,
Grand Cayman KY1-9006,
Cayman Islands	/s/ Juliet Fenn
Juliet Fenn
as authorised signatory for and on behalf of
Quality Corporate Services Ltd.
Dated: 10th of April 2026

/s/ Christine Bodden
Signature of Witness Christine Bodden

Address:	Suite 102, Cannon Place
P.O. Box 712,
North Sound Rd.,
George Town,
Grand Cayman KY1-9006,
Cayman Islands

Auth Code: E77486042328 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

BEHNEH LIMITED

(the “Company”)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles save where the context otherwise requires:-

“Articles” or “Articles of Association” means these articles of association as originally adopted or as, from time to time, altered or substituted by Special Resolution;

“certificate” or “share certificate” means a share certificate of the Company;

“Companies Act” means the Companies Act (Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof. Where any provision of the Companies Act is referred to, the reference is to that provision as amended by any Act for the time being in force;

“Company” means the above-named company;

“debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not;

“Directors” and “Board of Directors” means the directors of the Company for the time being or, as the case may be, the directors assembled as a board or as a committee thereof and “Director” means any one of the Directors;

“Members” means those persons who have agreed to become members of the Company and whose names have been entered in the Register of Members and includes each subscriber of the Memorandum of Association and “Member” means any one of them;

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

“Memorandum of Association” means the memorandum of association of the Company, as amended and re-stated from time to time;

“month” means calendar month; “Ordinary Resolution” means a resolution:-

(i)	passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(ii)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“paid up” means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Registered Office” means the registered office for the time being of the Company;

“Register of Members” means the register of members to be kept by the Company in accordance with section 40 of the Companies Act;

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof;

“shares” means ordinary shares in the capital of the Company, including a fraction of any of them and “share” means any one of them;

“signed” includes a signature or representation of a signature affixed by mechanical means;

“Special Resolution” means a resolution passed in accordance with section 60 of the Companies Act, being a resolution:-

(i)	passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(ii)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed; and

“written” and “in writing” includes all modes of representing or reproducing words in visible form.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

2.	In these Articles save where the context otherwise requires:-

2.1	words importing the singular number shall include the plural number and vice versa;

2.2	words importing the masculine gender only shall include the feminine gender and the neuter gender and vice versa;

2.3	words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

2.4	“may” shall be construed as permissive and “shall” shall be construed as imperative;

2.5	a reference to a dollar or dollars (or US$ or $) and to a cent or cents (or c) is a reference to dollars and cents of the United States of America;

2.6	references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

2.7	reference to any determination by the Directors shall be construed as a determination by the Directors on their sole and absolute discretion and shall be applicable either generally or in any particular case; and

2.8	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the two preceding Articles, any expressions defined in the Companies Act shall, if not inconsistent with the subject or context of these Articles, bear the same meaning in these Articles.

COMMENCEMENT OF BUSINESS

4.	The business of the Company may be commenced as any time after incorporation.

5.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration and in connection with the offer for subscription and issue of shares. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

REGISTERED OFFICE

6.	The Registered Office of the Company shall be at such place in the Cayman Islands as the Directors shall from time to time resolve by resolution. The Company may also establish and maintain such other offices and places of business and agencies outside the Cayman Islands as the Directors decide.

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Auth Code: K12584329631 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

REGISTER OF MEMBERS

7.	The Company shall maintain or cause to be maintained a Register of Members in accordance with the Companies Act. The Directors shall keep at the Registered Office or such other place as determined by them, the Register of Members, which shall contain the following information:-

7.1	the name and address of each Member, a statement of the shares held by him and a statement of the amount paid or agreed to be considered as paid on such shares;

7.2	the date on which each person was entered in the register as a Member; and

7.3	the date on which any person ceased to be a Member.

ALTERATION OF ARTICLES

8.	The Company may from time to time alter or add to these Articles by passing a Special Resolution in the manner prescribed in these Articles. No Member shall be bound by any alteration made to the Memorandum of Association or to the Articles after the date on which he became a Member if and so far as the alteration requires him to take or subscribe for more shares than the number held by him at the date on which the alteration is made, or in any way increases his liability as at that date to contribute to the share capital of, or otherwise to pay money to, the Company unless such Member agrees in writing to be bound by the alteration either before or after it is made.

SHARE CERTIFICATES

9.	No Member shall be entitled to a certificate for any or all of his shares unless the Directors shall determine otherwise.

10.	Should the Directors determine to provide a Member with a share certificate, the share certificate will be in such form as determined by the Directors.

ISSUE OF SHARES

11.	Subject to the provisions, if any, in that behalf of the Memorandum of Association or these Articles, and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, all unissued shares in the capital of the Company shall be under the control of the Directors, and the Directors may issue, allot, grant options over, re-designate or dispose of such unissued shares (including fractions of a share) with or without preferred, deferred or other special rights or such restrictions whether in regard to dividend, voting, return of capital or otherwise and in such manner, to such persons and on such terms as the Directors in their absolute discretion think fit.

12.	The Company shall not issue shares in bearer form.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

COMMISSION ON SALE OF SHARES

13.	The Company may in so far as may be permitted by Act, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commission may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful

TRANSFER OF SHARES

14.	The instrument of transfer of any share shall be in writing in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanies by the share certificate (if any) to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Member until the name of the transferee is entered in the Register of Members in respect of the relevant shares.

15.	The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefore.

16.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

17.	All instruments of transfer that are registered shall be retained by the Company. But any instruments of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

TRANSMISSION OF SHARES

18.	The legal personal representative of a deceased sole holder of a share shall be the only person recognized by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognized by the Company as having any title to theshare.

19.	Any person becoming entitled to a share in consequence of the death, bankruptcy, liquidation or dissolution of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a member in respect of the share (and if he so elects shall deliver to the Company a notice in writing signed by him stating his election to be registered as holder) or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

20.	A person becoming entitled to a share by reason of the death, bankruptcy liquidation or dissolution of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED THAT the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

REDEMPTION AND PURCHASE OF OWN SHARES

21.	Subject to the provisions of the Companies Act and subject to the terms of these Articles the Company may:-

21.1	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

21.2	purchase its own shares (including fractions of a share and any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member;

21.3	make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act including out of capital; and

21.4	accept the surrender for no consideration of any paid up share (including any redeemable share) on such terms and in such manner as the Directors may determine.

22.	A share which is liable to be redeemed by either the Company or the Member shall be redeemed by the entitled party giving to the other notice in writing of the intention to redeem such shares (a “Redemption Notice”) and specifying the date of such redemption which must be a day on which banks in the Cayman Islands are open for business.

23.	Any share in respect of which a Redemption Notice has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the Redemption Notice.

24.	The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

25.	At the date specified in the Redemption Notice, or the date on which the shares are to be purchased, the holder of the shares being redeemed or purchased shall be bound to deliver up to the Company at its Registered Office the certificate (if any) thereof for cancellation and thereupon the Company shall pay to him the redemption or purchase moneys in respect thereof.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

26.	The Directors may, when making payments in respect of the redemption or purchase of shares, if authorized by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or inspecie.

VARIATION OF RIGHTS ATTACHING TO SHARES

27.	If at any time the share capital of the Company is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied by the Board of Directors with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the issued shares of that class present in person or by proxy.

28.	The provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply to every such general meeting of the holders of such class of shares, but so that the necessary quorum shall be at least one person holding or representing by proxy at least one-third of the issued shares of the class and so that any holder of shares of the class present in person or by proxy may demand a poll.

29.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or by the redemption or purchase of shares of any class by the Company.

FRACTIONAL SHARES

30.	The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares. If more than one fraction of a share of the same class is issued to or acquired by the same Member such fractions shall be accumulated.

LIEN ON SHARES

31.	The Company shall have a first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all partly paid shares registered in the name of a Member (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all dividends and other moneys payable in respect thereof.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

32.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto of which the Company has notice, by reason of his death or bankruptcy.

33.	To give effect to any such sale the Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

34.	The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

35.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and each Member shall (subject to receiving at least 14 days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares.

36.	A call shall be deemed to have been made at the time that the Directors have resolved by resolution to make such call.

37.	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

38.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

39.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per centum per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

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Auth Code: K12584329631 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

40.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

41.	The Directors may make arrangements on the issue of shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment and may revoke or postpone a call in their discretion.

42.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of a Special Resolution eight per centum per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

FORFEITURE OF SHARES

43.	If a Member fails to pay any call or installment of a call together with any interest which may have accrued on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

44.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

45.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before forfeiture.

46.	A forfeited share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the Directors in their absolute discretion think fit, and at any time before a sale, cancellation or disposition the forfeiture may be cancelled on such terms as the Directors in their absolute discretion think fit.

47.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares. When any share shall have been forfeited, notice of the Directors’ resolution to that effect shall be given to the Member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register of Members.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

48.	A statutory declaration in writing that the declarant is a Director, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

49.	The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

50.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at any time, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

51.	The Company may from time to time by Special Resolution increase the authorized share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe.

52.	The Company may by Special Resolution:-

52.1	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

52.2	subdivide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

52.3	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; and

52.4	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination.

53.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

54.	For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members such register shall be so closed for not more than 10 days immediately preceding such meeting and the record date for such determination shall be the first date of the closure of the Register of Members.

55.	In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

56.	If the Register of Members is not so closed and no record date is fixed for the determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS OF MEMBERS

57.	The Directors may, whenever they think fit, convene a general meeting of the Company.

58.	The Directors shall, upon the requisition in writing of one or more Members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at or posted to the Registered Office and may consist of several documents in like form each signed by one or more requisitions.

59.	If the Directors do not convene a requisitioned meeting within 21 days of the deposit of the requisition (such meeting to be convened no less than 45 days from the date of deposit of the requisition), the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

60.	If at any time there are no Directors of the Company, any two Members (or if there is only one Member then that Member) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

NOTICE OF GENERAL MEETINGS

61.	At least seven days’ notice (excluding the day that notice is deemed to be given and the day the meeting is to be held) shall be given of an annual general meeting or any other general meeting. Notice shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Special Resolution to such persons as are, under these Articles, entitled to receive such notices from the Company and shall specify the place, the day and the hour of the meeting and, in case of special business, the general nature of that business.

62.	With the consent of all the Members entitled to receive notice of some particular meeting and attend and vote thereat, a meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

63.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

64.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Members holding at least a majority of the paid up voting share capital of the Company present in person or by proxy shall be a quorum.

65.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

66.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

67.	If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

68.	The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

69.	All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and financial report of the Directors and the Company’s auditors, and the appointment and removal of Directors and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

VOTES OF MEMBERS

70.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a poll every Member and every person representing a Member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

71.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

72.	A poll shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting.

73.	In the case of an equality of votes on a poll the chairman of the meeting shall not be entitled to a second or casting vote.

74.	A poll on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such time as the chairman of the meeting directs.

75.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

76.	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

77.	No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company held by him and carrying the right to vote have been paid.

78.	On a poll votes may be given either personally or by proxy.

79.	A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being companies by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

MEMBERS’ PROXIES

80.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Member of the Company.

81.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for which the meeting or adjourned meeting is scheduled PROVIDED THAT the chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt by confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

82.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

83.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

84.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

COMPANIES ACTING BY REPRESENTATIVES AT MEETINGS

85.	Any company which is a Member or a Director may, by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board of Directors or of a committee of Directors, and the person so authorized shall be entitled to exercise the same powers on behalf of such company which he represents as that company could exercise if it were an individual Member or Director.

APPOINTMENT OF DIRECTORS

86.	The first Director(s) shall be appointed at a meeting or by written resolution of the subscribers to the Memorandum of Association.

87.	The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total number of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

88.	The Company may by Ordinary Resolution appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead.

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Assistant Registrar

89.	A Director shall hold office until such time as he is removed from office in accordance with the provision of these Articles.

90.	The Company may by Special Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such number is fixed as aforesaid there is no minimum number of Directors and the maximum number of Directors shall be unlimited.

91.	The remuneration of the Directors from time to time shall be determined by the Directors or by Special Resolution.

92.	The shareholding qualification for Directors may be fixed by the Company by Special Resolution and unless and until so fixed no share qualification shall be required.

ALTERNATE DIRECTORS

93.	A Director may in writing appoint any person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing Directors, and to act in such Director’s place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to attend, speak and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. An alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him and the remuneration of such alternate (if any) shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

94.	The alternate shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office.

95.	Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

96.	Subject to the provisions of the Companies Act, these Articles and to any resolutions made by the Company in general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

97.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

BORROWING POWERS OF DIRECTORS

98.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

APPOINTMENT OF OFFICERS

99.	The Directors may from time to time appoint any person, whether or not a director of the Company to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto determine if any managing director ceases for any cause to be a Director, or if the Directors resolve that his tenure of office beterminated.

100.	The Directors may appoint a secretary or secretaries of the Company (and if need be an assistant secretary or assistant secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit.

101.	Any person appointed by the Directors pursuant to the above Articles may be removed by the Directors.

COMMITTEES OF DIRECTORS

102.	The Directors may from time to time and at any time establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid.

103.	The Directors may delegate any of their powers to committees and any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

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Assistant Registrar

104.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

105.	The Directors may from time to time and at any time delegate to any committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them, to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

106.	Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

107.	A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

108.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

PROCEEDINGS OF DIRECTORS

109.	The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. A Director or a Director’s duly appointed alternate may, at any time, and any secretary or assistant secretary shall on the requisition of a Director summon a meeting of the Directors.

110.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless fixed, if there are two or more Directors the quorum shall be two, and if there is one Director the quorum shall be one. A Director represented by proxy or by an Approved Alternate Director at a meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present. Any resolution of the Directors must be approved by a majority of the Directors present at a meeting at which there is a quorum in order to be valid. A resolution signed by all members of the Board of Directors entitled to receive notice of a meeting of the Board of Directors shall be as valid and effectual for all purposes as a resolution of such Directors duly passed at a meeting of the Board of Directors duly convened, held and constituted.

111.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

112.	Questions arising at any meeting shall be decided by a majority of votes of the Directors and duly appointed alternates present, the vote of an alternate not being counted if his appointor is also present at such meeting. In the case of an equality of votes the chairman shall not have a second or casting vote.

113.	A Director or Directors and any duly appointed alternates may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

114.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

115.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

116.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorize a Director or his firm to act as auditor to the Company.

117.	The Directors shall cause minutes to be made for the purpose of recording:-

117.1	all appointments of officers made by the Directors;

117.2	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

117.3	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

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Assistant Registrar

118.	When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

119.	A resolution signed by all the Directors (in one or more counterparts) shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

120.	The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

121.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

DISQUALIFICATION OF DIRECTORS

122.	The office of Director shall be automatically vacated, if the Director:-

122.1	dies;

122.2	resigns his office by notice in writing to the Company;

122.3	becomes bankrupt or makes any arrangement or composition with hiscreditors;

122.4	is found by a court or competent institution to be of unsound mind;

122.5	is removed from office by Ordinary Resolution;

122.6	is removed from office pursuant to any other provision of these Articles.

DIVIDENDS

123.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Directors may from time to time declare interim dividends on shares of the Company in issue and authorize payment of the same out of the funds of the Company Act fully available therefor.

124.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Company may by Special Resolution declare final dividends, but no dividend shall exceed the amount recommended by the Directors.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

125.	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalizing dividends or for any other purpose to which those funds may be properly applied and may pending such application, in the Directors’ absolute discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

126.	Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

127.	The Directors may when paying dividends to the Members in accordance with the foregoing provisions, make such payment either in cash or in specie.

128.	No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

129.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

130.	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

131.	No dividend shall bear interest against the Company.

FINANCIAL YEAR

132.	Unless the Directors otherwise resolve, the financial year end of the Company shall be 31st October in each year and following the year of incorporation shall begin on 1st November of each year.

ACCOUNTS AND AUDIT

133.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

134.	The books of account shall be kept at such place as the Directors think fit, and shall always be open to the inspection of the Directors.

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135.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Act or authorized by the Directors or by Ordinary Resolution.

136.	The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

137.	The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALIZATION OF RESERVES

138.	Subject to the Companies Act, the Directors may, with the authority of a Special Resolution:

138.1	resolve to capitalize an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), or otherwise available for distribution;

138.2	appropriate the sum resolved to be capitalized to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:-

138.2.1	paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

138.2.2	paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other;

138.3	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where shares or debentures become distributable in fractions Directors may deal with the fractions as they think fit;

138.4	generally do all acts and things required to give effect to the resolution.

SHARE PREMIUM ACCOUNT

139.	The Directors shall in accordance with section 34 of the Companies Act establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

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140.	There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by section 37 of the Companies Act, out of capital.

NOTICES

141.	Notices shall be in writing and may be given by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognized courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

142.	Where notice or other documents are sent by:-

142.1	post, notice shall be deemed to have been served five days after the time when the letter containing the same is posted and if sent by courier, shall be deemed to have been served five days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier); or

142.2	facsimile, notice shall be deemed to have been served upon confirmation of receipt.

143.	Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

144.	Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

145.	Notice of every general meeting shall be given in the manner hereinbefore authorized to:-

145.1	all Members who have a right to receive notice and who have supplied the Company with an address for the giving of notices to them and in the case of joint holders, the notice shall be sufficient if given to the first named joint holder in the Register of Members; and

145.2	every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notice of general meetings.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
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THE SEAL

146.	The Company shall not have a Seal unless otherwise resolved by the Directors. Any such Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors or of a committee of directors authorized by the Directors in that behalf provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. Every instrument to which the Seal is affixed shall be signed by a Director of the Company or by any one or more persons as the Directors may appoint for that purpose.

147.	The Company may maintain a duplicate or duplicates of the Seal but such duplicate(s) shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such duplicate and if given after may be in general form confirming a number of affixings of such duplicate. Every instrument to which a duplicate of the Seal is affixed shall be signed by a Director of the Company or by any one or more persons as the Directors may appoint for that purpose and such affixing of a duplicate of the Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed and the instrument signed by a Director of the Company.

148.	Notwithstanding the foregoing, a director or officer, representative or attorney of the Company shall have the authority to affix the Seal, or a duplicate of the Seal, over his signature alone on any instrument or document required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

INDEMNITY

149.	Every Director (including for the purposes of this Article any alternate appointed pursuant to the provisions of these Articles), managing director, agent, secretary, assistant secretary or other officer for the time being and from time to time of the Company (but not including the Company’s auditor) and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere except to the extent that any of the foregoing arise through his dishonesty.

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EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

150.	No such Director, duly appointed alternate, managing director, agent, secretary, assistant secretary or other officer of the Company (but not including the Company’s auditor) shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

WINDING UP

151.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Companies Act, divide amongst the Members in specie or cash the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributors as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

152.	Without prejudice to the rights of holders of shares issued upon special terms and conditions, if the Company shall be wound up, and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid-up, or which ought to have been paid-up, at the commencement of the winding up on the shares held by them respectively. If on a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively.

AMENDMENT OF MEMORANDUM OF ASSOCIATION

153.	Subject to and insofar as permitted by the Companies Act, these Articles, the Company may at any time and from time to time by Special Resolution alter or amend its Memorandum of Association with respect to any objects, powers or other matters specified therein.

AMENDMENT OF ARTICLES OF ASSOCIATION

154.	Subject to the Companies Act, these Articles, and the rights attaching to the various classes of shares, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

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Auth Code: K12584329631 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

REGISTRATION BY WAY OF CONTINUATION

155.	The company may by Special Resolution resolve to be registered by way of continuation as a body corporate under the Acts of any jurisdiction outside the Cayman Islands. The Directors may make application to the Registrar of Companies to deregister the Company in the Cayman Islands and may take all such further steps as they consider appropriate to be taken, in accordance with the Companies Act, to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

156.	The Company may by Special Resolution resolve to merge or consolidate the Company in accordance with the Companies Act.

NON-RECOGNITION OF TRUSTS

157.	No person shall be recognised by the Company as holding any share upon any trust and the Company shall not, unless required by Act, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any of its shares (or fraction thereof) or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Register of Members.

DISCLOSURE

158.	The Directors, or any authorized service providers (including the officers, the Secretary and the registered office agent of the Company) shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

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Auth Code: K12584329631 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 433665 On 10-Apr-2026
Assistant Registrar

Quality Corporate Services Ltd.

Suite 102, Cannon Place,
P.O. Box 712, North Sound Rd.,
George Town,
Grand Cayman KY1-9006,
Cayman Islands.	/s/ Juliet Fenn
Juliet Fenn
as authorised signatory for and on behalf of
Quality Corporate Services Ltd., Subscriber

Dated: 10th of April 2026

/s/ Christine Bodden
Signature of Witness – Christine Bodden

Address:	Suite 102, Cannon Place,
P.O. Box 712, North Sound Rd.,
George Town,
Grand Cayman KY1-9006,
Cayman Islands.

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Auth Code: K12584329631 www.verify.gov.ky